Exhibit 99.1 KBW Conference July 2018 David Brooks, Chairman, CEO and President Michelle Hickox, EVP and CFO

Safe Harbor Statement From time to time, our comments and releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “forecast,” “guidance,” “intends,” “targeted,” “continue,” “remain,” “should,” “may,” “plans,” “estimates,” “will,” “will continue,” “will remain,” variations on such words or phrases, or similar references to future occurrences or events in future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Independent Bank Group or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Independent Bank Group’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Independent Bank Group’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect our future financial results and performance and could cause such results or performance to differ materially from those expressed in forward looking statements. These factors include, but are not limited to, the following: (1) The Company’s ability to sustain its current internal growth rate and total growth rate; (2) changes in geopolitical, business and economic events, occurrences and conditions, including changes in rates of inflation or deflation, nationally, regionally and in the Company’s target markets, particularly in Texas and Colorado; (3) worsening business and economic conditions nationally, regionally and in the Company’s target markets, particularly in Texas and Colorado, and the geographic areas in those states in which the Company operates; (4) the Company’s dependence on its management team and its ability to attract, motivate and retain qualified personnel; (5) the concentration of the Company’s business within its geographic areas of operation in Texas and Colorado; (6) changes in asset quality, including increases in default rates and loans and higher levels of nonperforming loans and loan charge-offs; (7) concentration of the loan portfolio of Independent Bank, before and after the completion of acquisitions of financial institutions, in commercial and residential real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate; (8) the ability of Independent Bank to make loans with acceptable net interest margins and levels of risk of repayment and to otherwise invest in assets at acceptable yields and presenting acceptable investment risks; (9) inaccuracy of the assumptions and estimates that the managements of Independent Bank and the financial institutions that it acquires make in establishing reserves for probable loan losses and other estimates; (10) lack of liquidity, including as a result of a reduction in the amount of sources of liquidity, that the Company currently has; (11) material increases or decreases in the amount of deposits held by Independent Bank or other financial institutions that the Company acquires and the cost of those deposits; (12) the Company’s access to the debt and equity markets and the overall cost of funding its operations; (13) regulatory requirements to maintain minimum capital levels or maintenance of capital at levels sufficient to support the Company’s anticipated growth; (14) changes in market interest rates that affect the pricing of the loans and deposits of each of Independent Bank and the financial institutions that the Company acquires and the net interest income of each of Independent Bank and the financial institutions that the Company acquires; (15) fluctuations in the market value and liquidity of the securities the Company holds for sale, including as a result of changes in market interest rates; (16) effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services; (17) the institution and outcome of, and costs associated with, litigation and other legal proceedings against one of more of the Company, Independent Bank and financial institutions that the Company acquires or to which any of such entities is subject; (18) the occurrence of market conditions adversely affecting the financial industry generally; (19) the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by the Company’s regulators, and changes in federal government policies; (20) changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board, or PCAOB, as the case may be; (21) governmental monetary and fiscal policies; (22) changes in the scope and cost of FDIC insurance and other coverage; (23) the effects of war or other conflicts, acts of terrorism (including cyber attacks) or other catastrophic events, including storms, droughts, tornadoes, hurricanes and flooding, that may affect general economic conditions; (24) the Company’s actual cost savings resulting from previous or future acquisitions are less than expected, it is unable to realize those cost savings as soon as expected, or it incurs additional or unexpected costs; (25) the Company’s revenues after previous or future acquisitions are less than expected; (26) the liquidity of, and changes in the amounts and sources of liquidity available to, us, before and after the acquisition of any financial institutions that the Company acquires; (27) deposit attrition, operating costs, customer loss and business disruption before and after the Company’s completed acquisitions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than the Company expected; (28) the effects of the combination of the operations of financial institutions that the Company acquired in the recent past or may acquire in the future with the Company’s operations and the operations of Independent Bank, the effects of the integration of such operations being unsuccessful, and the effects of such integration being more difficult, time-consuming or costly than expected or not yielding the cost savings that the Company expects; (29) the impact of investments that the Company or Independent Bank may have made or may make and the changes in the value of those investments; (30) the quality of the assets of financial institutions and companies that the Company has acquired in the recent past or may acquire in the future being different than the Company determined or determine in its due diligence investigation in connection with the acquisition of such financial institutions and any inadequacy of loan loss reserves relating to, and exposure to unrecoverable losses on, loans acquired; (31) the Company’s ability to continue to identify acquisition targets and successfully acquire desirable financial institutions to sustain its growth, to expand its presence in its markets and to enter new markets; (32) technology-related changes are harder to make or are more expensive than expected; (33) attacks on the security of, and breaches of, the Company or Independent Bank’s digital information systems, the costs the Company or Independent Bank incur to provide security against such attacks and any costs and liability the Company or Independent Bank incurs in connection with any breach of those systems; (34) the potential impact of technology and “FinTech” entities on the banking industry generally, and (35) our success at managing the risks involved in the foregoing items; and (36) the other factors that are described in the Company’s Annual Report on Form 10-K filed on February 27, 2018, under the heading “Risk Factors”, and other reports and statements filed by the Company with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. 2

Company Snapshot Overview Branch Map as of June 30, 2018 DFW Metropolitan Colorado • Headquartered in McKinney, Texas • 100+ years of operating history • 74 banking offices • Dallas-Fort Worth metropolitan area • Greater Austin area • Houston metropolitan area • Colorado Front Range area • Acquired seven financial institutions, adding $5.7 billion in assets, since IPO in 2013 • Eighth largest bank by deposits headquartered in Texas Financial Highlights as of and for the Quarter Ended June 30, 2018 Balance Sheet Highlights ($ in millions) Total Assets $ 10,017 Total Loans Held for Investment 7,645 Total Deposits 7,533 Equity 1,538 Greater Austin Houston Metropolitan Asset Quality Nonperforming Asset Ratio 0.17% Nonperforming Loans to Total Loans Held for Investment (1) 0.17 Net Charge-off Ratio (annualized) 0.08 Capital Ratios Tier 1 Risk Based 9.67% Total Risk Based 11.85 Tangible Common Equity to Tangible Assets (2) 8.31 Profitability Net Income $ 29.6 Adjusted Net Interest Margin (2) 3.93% Adjusted Efficiency Ratio (2) 49.50 Adjusted Return on Average Assets (2) 1.41 (1) Excludes mortgage warehouse purchase loans (3) Non-GAAP financial measure. See Appendix for reconciliation. 3

Second Quarter Key Highlights • Adjusted (non-GAAP) net income was $32.2 million, or $1.11 per diluted share, compared to $29.2 million, or $1.03 per diluted share, for first quarter 2018 • Adjusted (non-GAAP) return on average assets increased to 1.41% and adjusted (non-GAAP) efficiency ratio improved to 49.5% • Strong organic growth of 18.5% of loans held for investment for the quarter (annualized) and 16.6% year to date • Continued strong credit quality metrics with nonperforming assets of 0.17% • Closed the Integrity Bancshares acquisition on June 1, 2018 and announced the acquisition of Guaranty Bancorp on May 22, 2018 4

Second Quarter Selected Financial Data

($ in thousands except per share data)	As of and for the Quarter Ended				
Balance Sheet Data	June 30, 2018	March 31, 2018	June 30, 2017	Linked Quarter Change	Annual Change
Total assets	$ 10,017,037	$ 8,811,014	$ 8,593,979	13.7%	16.6%
Loans held for investment (gross, excluding mortgage warehouse purchase loans)	7,479,977	6,527,681	6,119,305	14.6	22.2
Mortgage warehouse purchase loans	164,790	124,700	120,217	32.1	37.1
Total deposits	7,533,405	6,794,660	6,669,288	10.9	13.0
Total borrowings (excluding junior subordinated debentures)	887,724	617,636	584,349	43.7	51.9
Total stockholders' equity	1,538,269	1,354,699	1,259,592	13.6	22.1
Earnings and Profitability Data					
Net interest income	$ 78,909	$ 73,967	$ 69,500	6.7%	13.5%
Net interest margin	3.97%	4.00%	3.81%	(0.8)	4.2
Non-interest income	$ 10,133	$ 9,455	$ 10,995	7.2	(7.8)
Non-interest expense	49,158	44,958	51,328	9.3	(4.2)
Net income [(1)]	29,635	28,964	18,134	2.3	63.4
Basic EPS	1.02	1.02	0.65	—	56.9
Diluted EPS	1.02	1.02	0.65	—	56.9
Adjusted net interest margin [(2)]	3.93%	3.96%	3.78%	(0.8)	4.0
Adjusted net income [(2)]	$ 32,239	$ 29,231	$ 22,746	10.3	41.7
Adjusted basic EPS [(2)]	1.11	1.03	0.82	7.8	35.4
Adjusted diluted EPS [(2)]	1.11	1.03	0.82	7.8	35.4
Return on average assets	1.30%	1.35%	0.86%	(3.7)	51.2
Adjusted return on average assets [(2)]	1.41	1.37	1.08	2.9	30.6

[(1)] Effective January 1, 2018, the Tax Cuts and Jobs Act (TCJA) reduced the corporate U.S. statutory tax rate from 35% to 21%.
[(2)] See Appendix for non-GAAP reconciliation

5

Among Strongest Economies in USA

Texas


FORTUNE 500
COMPANIES IN TEXAS
The Lone Star State is home to 50 Fortune 500 corporate headquarters.
TEXAS WIDE OPEN FOR BUSINESS

- Texas ranks #3 for Fortune 500 companies with 50 companies headquartered in Texas (2017)
- Forbes list Texas #2 as best state for business and #1 in economic climate (2017)
  - Second fastest economic growth
  - Headquarters to 100 of the 1,000 largest public and private companies in the United States
- Population - 28.7 million, 2nd largest State (2018)
  - Third fastest-growing state with a growth rate of 1.80% in 2018
- Projected household income growth of 9.51% through 2023 versus 8.86% for the Nation (2018)
- Texas unemployment rate of 3.7% (May 2018)
- Home to six top universities and eleven professional sports teams
- U.S. News ranks four of the major metro areas in their top 30 in the 100 Best Places to Live in the USA 2018

  (#1) Austin (#14) San Antonio (#18) Dallas-Fort Worth (#26) Houston
- Three out of four of Texas' major metro areas were ranked in the top 15 on Forbes' The Best Big Cities For Jobs 2018. (Forbes, May, 2018)

  (#1) Dallas (#2) Austin (#13) San Antonio

Colorado

- Forbes list Colorado #8 as best state for business and #3 in economic climate (2017)
  - Colorado is expected to have the second fastest job growth over the next five years per EMSI data.
- Population - 5.7 million, 21st largest State (2018)
  - Second fastest-growing state with a growth rate of 1.85% in 2018
- Projected household income growth of 9.54% through 2023 versus 8.86% for the Nation (2018)
- Colorado unemployment rate of 2.4% which is more favorable to United States at 3.6% (May 2018)
- Home to six top universities and five professional sports teams
- U.S. News ranks two of the major metro areas in their top 30 in the 100 Best Places to Live in the USA 2018

  (#2) Colorado Springs (#3) Denver
- Colorado consistently ranks among the top five states for business
- High levels of education are a key factor in the booming growth of the area's economy and workforce.
- Denver was ranked #12 in the top 15 on Forbes' The Best Big Cities For Jobs 2018. (Forbes, May, 2018)

Source: S&P Global Market Intelligence, Forbes, World Population Review, Texas Wide Open Spaces, U.S. Census Bureau, Bureau of Labor Statistics, Dallas Office of Economic Development, Dallas Chamber of Commerce, Austin Chamber of Commerce, Greater Houston Partnership, Denver.org., Choose Colorado, Select Georgia, Denver Post, U.S. News

6

Market Highlights

IBTX operates in five of the top twenty The Best Places For Business And Careers (Forbes.com, 2017 Ranking)

(#4) Denver
(#8) Austin
(#10) Dallas
(#17) Fort Collins
(#18) Colorado Springs

Metropolitan Statistical Area	IBTX Market Rank 2017	# of IBTX Branches 2017	Total Population (1)
Dallas-Fort Worth-Arlington, TX	12	38	7,418,556
Houston-The Woodlands-Sugar Land, TX	23	10	6,980,780
Austin-Round Rock, TX	11	6	2,130,664
Sherman-Denison, TX	3	6	129,797
Waco, TX	11	2	270,857
Colorado Springs, CO	11	4	729,498
Denver-Aurora-Lakewood, CO	44	2	2,933,089
Greeley, CO	21	1	304,882
Fort Collins, CO	22	1	350,005
Total		70	21,248,128

DFW Metroplex/North Texas Region

- The seventh largest MSA in the United States (2017)
  - 26% of total state population
  - Ranked 7th in Strongest U.S. MSA (2018)
- 656 locally-headquartered companies with 1,000+ employees

Austin/Central Texas Region

- Austin is the 11th largest city in the United States
  - Fastest Growing MSA among top 50 MSAs in U.S. (2018)
  - Ranked 1st in Strongest U.S. MSA (2018)
- Headquarters to several public high tech companies

Houston Region

- The fourth largest MSA in the United States (2017)
  - 24% of total state population
  - 4th largest city in the United States and the largest in Texas (2017)

Denver

- 21st most populous city in the United States
- Ranked 10th in Strongest U.S. MSA (2018)
- Annual population growth of 1.9% per year since 2010

Colorado Springs

- Home to the largest Military base in Colorado
- 2nd largest city in Colorado

Greeley

- Annual population growth of 2.1% per year since 2010

Fort Collins

- The 4th largest city in Colorado
- Ranked 8th in Best Cities for Job Growth (2017)

Source: S&P Global Market Intelligence, World Population Review, Forbes, Dallas.org, U.S. Census Bureau, Bureau of Labor Statistics, Bureau of Economic Analysis, Dallas Office of Economic Development, Dallas Chamber of Commerce, Austin Chamber of Commerce, Greater Houston Partnership, Denver.org., Choose Colorado, Select Georgia, Denver Post, U.S. News, Dallas news, Houston .org, Policom Corporation, newgeography.com

(1) Population data from S&P Global Market Intelligence as of June 2017

7

History of Growth – Total Assets Guaranty Bancorp Total Assets - $3,776M (Dollars in Millions) Integrity Bancshares (1) Total Assets - $852M $15,000 Organic CAGR of ~22% since 2011 (1) Total CAGR of ~45% since 2011 $13,793 $12,000 Carlile Bancshares $3,776 Live Oak Financial Total Assets - $2,193M Total Assets - $122M BOH Holdings $852 Total Assets - $1,040M $9,000 $8,684 I Bank Holding Company Houston City Bancshares Grand Bank Total Assets - $329M Total Assets - $158M Total Assets - $592M $2,193 Community Group Total Assets - $105M $5,853 $6,000 $5,055 Collin Bank $4,133 $592 Total Assets - $173M $1,491 $3,000 $2,164 $1,740 $173 $262 $0 2012 2013 2014 2015 2016 2017 6/30/18 IBTX IPO: 4/3/2013 Annual Acquired Assets Pending Acquisitions Note: Acquired assets excludes impact of purchase accounting (1) CAGR basis of $1.254 billion as of December 31, 2011 8 Source: S&P Global Market Intelligence

IBTX Demonstrated Growth Interest Income, Net Interest Income and NIM Earnings Per Share and Adjusted Earnings Per Share Trends (diluted) (1) Effective January 1, 2018, the Tax Cuts and Jobs Act (TCJA) reduced the corporate U.S. statutory tax rate from 35% to 21%. The quarter ended December 31, 2017, includes a $5,528 charge to remeasure deferred taxes as a result of the enactment of the tax reform. (2) See Appendix for non-GAAP reconciliation 9

Adjusted Efficiency Ratio Trends (1) ($ in thousands) (1) See Appendix for non-GAAP reconciliation 10

Deposit Mix and Pricing Deposit Mix as of June 30, 2018 Deposit Growth versus Average Rate ($ in millions) 2018 YTD Average Rate for Interest-bearing deposits: 0.93% (1) Average rate for total deposits 11

Loan Portfolio Composition Loan Composition at 06/30/2018 CRE Loan Composition at 06/30/2018 Loans by Region at 06/30/2018 2018 YTD adjusted loan yield: 5.19% (1) (1) Non-GAAP financial measure. Excludes $1,693 of income recognized on acquired loans. 12

Commercial Real Estate (CRE) and Construction and Development (C&D) CRE and C&D Concentrations at 06/30/2018 Retail CRE and C&D Composition at 06/30/2018 Loans > $500 thousand (1) • 671 Retail Loans (1) • 42 Loans > $5MM (1) (1) Excludes Integrity loans 13

Energy Lending Outstanding Balances and Related Reserves (in millions) 14

Historically Strong Credit Culture NPLs / Loans NCOs / Average Loans Note: Financial data as of and for quarter ended March 31, 2018 for peer data and June 30, 2018 for IBTX. Interim charge-off data annualized. 15 Source: U.S. and Texas Commercial Bank numbers from S&P Global Market Intelligence.

Capital Total Capital, Tier 1 and TCE/TA Ratios (1) See Appendix for non-GAAP reconciliation 16

Overview of Guaranty Bancorp (GBNK)

- Denver, Colorado headquartered bank established in 1955 and Nasdaq listed in 2005, with 32 branches strategically located along the Front Range, including 14 in the Denver MSA
- Largest bank operating exclusively in Colorado and the fourth largest bank headquartered in the state – ranks second in Colorado deposit market share among banks headquartered in the state
- High quality, committed management team and experienced, customer focused lenders
- Strong profitability metrics – core ROAA over 1.20%
- Attractive funding base – over 30% noninterest bearing deposits, with a cost of deposits of approximately 30 basis points
- Conservative credit culture – five year average net charge-offs to average loans from 2013 to 2017 of 0.05% vs. U.S. commercial bank industry aggregate of 0.51%
- Sizable wealth management platform with approximately $1.5 billion in assets under management – provides opportunity for augmentation and scale in Texas metro markets

Financial Summary[1]	
Balance Sheet Data	
Total Assets ($M)	3,776.0
Total Loans Held for Investment ($M)	2,853.0
Total Deposits ($M)	2,947.8
Loans to Deposits (%)	97.5
Regulatory Capital	
Tangible Common Equity ($M)	334.3
Tang. Common Equity / Tang. Assets (%)	9.1
Total Risk Based Capital Ratio (%)	13.5
Profitability Data (LTM)	
Adjusted Net Income ($M)[2]	46.5
Adjusted Return on Average Assets (%)[2]	1.28
Adjusted Return on Average Equity (%)[2]	11.7
Net Interest Margin (%)	3.89
Efficiency Ratio	51.1
Asset Quality	
Nonperforming Assets to Assets (%)[3]	0.15
Net Charge-offs to Average Loans (%)	0.03

Source: S&P Global Market Intelligence
(1) Data as of and for the last twelve months ended June 30, 2018
(2) LTM net income reflects adjustment for one-time deferred tax asset revaluation associated with tax legislation of $976 thousand
(3) Excludes performing restructured loans

17

Transaction Summary Guaranty Bancorp (“GBNK”) and bank subsidiary, Merger Partner Guaranty Bank and Trust Company Transaction Value(1) $1.0 billion in aggregate, or $35.37 per share Consideration Mix 100% stock 0.45 IBTX common shares for each share of GBNK common stock, which equates to 13,189,494 shares of Fixed Exchange Ratio IBTX common stock based on the number of shares of GBNK common stock outstanding as of May 21, 2018 Pro Forma Ownership 70% IBTX / 30% GBNK Additions to Paul Taylor (President & CEO of GBNK) and Ed Cordes (Chairman of GBNK) to join IBTX Board of Directors Management / Board Michael Hobbs (President of Guaranty Bank and Trust Company) to serve as Colorado Market CEO for IBTX Required Approvals IBTX and GBNK shareholders, as well as customary regulatory approvals Anticipated Closing Fourth quarter of 2018, subject to regulatory and shareholder approvals and other customary closing conditions (1) Based on an IBTX closing price of $78.60 on May 21, 2018 18

Significant Scale Along the Front Range Pro Forma Colorado Deposit Market Share Pro Forma Colorado Footprint 2017 2017 2017 CO 2017 Deposits Market Rank HQ Institution Branches ($M) Share (%) 1 Wells Fargo & Co. 159 31,779 24.20 2 * FirstBank Holding Co. 99 14,784 11.26 3 U.S. Bancorp 154 14,620 11.13 4 JPMorgan Chase & Co. 115 12,878 9.81 5 BNP Paribas 75 4,539 3.46 6 KeyCorp 59 4,196 3.19 7 BOK Financial Corp. 23 3,829 2.92 Pro Forma 40 3,192 2.43 8 * Guaranty Bancorp 32 2,914 2.22 9 * Alpine Banks of Colorado 42 2,892 2.20 10 Lauritzen Corp. 26 2,694 2.05 11 Zions Bancorp. 38 2,646 2.01 12 Pinnacle Bancorp Inc. 43 2,637 2.01 13 BBVA 37 2,356 1.79 14 Bank of America Corp. 11 2,090 1.59 15 * National Bank Holdings Corp. 50 1,909 1.45 31 Independent Bk Group Inc. 8 278 0.21 GBNK (32) Top 15 Institutions 963 106,763 81.29 Total For Institutions In Market 1,472 131,337 100.00 IBTX (8) Source: S&P Global Market Intelligence Note: Reflects FDIC deposit data as of June 30, 2017; pro forma for pending acquisitions 19

Attractive Metropolitan Colorado Markets Five Year Projected Population Growth • Demographically attractive markets 8.9% 8.1% • The Denver MSA is the largest in the state, with a 7.7% 6.8% 6.9% 7.1% population of approximately 2.9 million – Ranked fourth among “The Best Places for Business and Careers,” according to Forbes 3.5% – Home to 10 Fortune 500 companies • Greeley was the third fastest growing Greeley Fort Collins Denver Boulder Colorado Texas Nationwide metropolitan area in the country in 2017, MSA MSA MSA MSA according to the Greeley Economic Development Council Five Year Projected Median Household Income Growth 16.8% • Fort Collins is recognized as the business center 12.9% of Northern Colorado and hosts manufacturing 12.2% facilities for major corporations including 9.7% 9.5% 9.5% 8.9% Anheuser-Bush, Broadcom and Intel • Boulder is recognized as the top city in the U.S. for education according to Forbes, and is home to the University of Colorado’s flagship campus, which enrolls approximately 33 thousand students Greeley Fort Collins Denver Boulder Colorado Texas Nationwide MSA MSA MSA MSA Source: S&P Global Market Intelligence, Forbes, Fortune, Greeley Economic Development Council, Fort Collins Chamber of Commerce 20

Transaction Assumptions and Valuation Cost Savings 37.5% of GBNK noninterest expense (80% realized in 2019, and 100% thereafter) • $28.5 million mark on gross loans (1.00% of gross loans) Mark-to-Market • $7.0 million mark on held-to-maturity securities – 4.5 year amortization Adjustments • $8.9 million unrealized loss on available-for-sale securities – 4.5 year amortization • $5.0 million fixed asset write-up Core Deposit Estimated 2.25% of all non-time deposits, 10 year amortization Intangibles GBNK Transaction Multiples Value as of April 27, 2018(1) Announced Value(2) Aggregate Value $969.4 M $1.0 B Per Share $33.07 $35.37 Price / Tangible Book Value 2.98x 3.19x Price / Est. 2018 Earnings per Share(3) 17.3x 18.5x Price / Est. 2019 Earnings per Share(3) 15.9x 17.0x Price / Est. 2019 EPS w/Synergies (3)(4) 11.1x 11.9x Core Deposit Premium 23.1% 25.5% (1) Based on an IBTX closing price of $73.50 on April 27, 2018, the date the parties entered into a letter of intent (2) Based on an IBTX closing price of $78.60 on May 21, 2018 (3) Based on Wall Street analyst consensus EPS estimates 21 (4) Assumes hypothetical 100% realization of noninterest expense synergies

Financial Impact of Acquisition Estimated Pro Forma Transaction Consequences (1) GBNK Impact 2019 EPS Accretion (80% Cost Saves Realization) (%) ~ 5.1% 2020 EPS Accretion (%) ~ 6.5% 2020 EPS Accretion ($) ~ $0.39 Tangible Book Value per Share Accretion / (Dilution) ~ (4.7%) Tangible Book Value per Share Earnback (Years) ~ 3.1 IBTX Pro Forma Standalone w/ GBNK Capital Ratios 6/30/2018 12/31/2018 Tangible Common Equity / Tangible Assets 8.3% 8.5% Leverage Ratio 9.7% 10.0% Tier 1 Common Risk Based Ratio 9.3% 9.6% Tier 1 Risk Based Capital Ratio 9.7% 10.1% Total Risk Based Capital Ratio 11.9% 11.8% (1) Includes the impact of lost interchange revenue attributable to the Durbin amendment 22

Transaction Rationale • Premier Colorado franchise delivers an attractive core deposit base and strong profitability • Financially attractive transaction with EPS accretion of approximately 6.5% ‒ Tangible book value earnback of approximately 3 years ‒ IBTX remains well capitalized on a pro forma basis • High quality, committed management team and experienced, customer focused lenders • Significant scale in high-growth, metropolitan markets, including the Denver MSA ‒ Fill in and expansion of the branch footprint along the Colorado Front Range, with locations in the downtown or central business districts of Denver, Fort Collins, Greeley, Longmont and Boulder ‒ Substantially completes our Colorado acquisition strategy • Partnership with the fourth largest bank headquartered in Colorado ‒ GBNK is the largest bank operating exclusively in Colorado ‒ On a pro forma basis, IBTX will be ranked 8th in Colorado deposit market share, and will be the only Texas or Colorado headquartered bank with top 10 deposit market share in both states • Improves IBTX’s noninterest bearing deposits to deposits, cost of deposits and loan to deposit ratio ‒ GBNK noninterest bearing deposits over 30% ‒ GBNK cost of deposits of approximately 30 bps 23

Experienced Management Team Name / Title Background • 38 years in the financial services industry; 30 years at Independent Bank David R. Brooks • Active in community banking since the early 1980s - led the investor group that acquired Chairman of the Board, CEO & President, Director Independent Bank in 1988 Daniel W. Brooks • 35 years in the financial services industry; 29 years at Independent Bank Vice Chairman, Chief Risk Officer, Director • Active in community banking since the late 1980s Brian E. Hobart • 24 years in the financial services industry; 13 years at Independent Bank Vice Chairman, Chief Lending Officer • Since 2009 has functioned as Chief Lending Officer of the Company Michelle S. Hickox • 28 years in the financial services industry; 6 years at Independent Bank EVP, Chief Financial Officer • Previously a Financial Services Audit Partner at RSM US LLP James C. White • Over 30 years in the financial services industry EVP, Chief Operations Officer • Previously served as EVP/COO of Texas Capital Bank James P. Tippit • 12 years in the financial services industry; 7 years at Independent Bank EVP, Corporate Responsibility • Previously functioned as Community Reinvestment Officer of Independent Bank • Over 35 years experience representing community banks in corporate, regulatory and Mark S. Haynie securities matters EVP, General Counsel • Previously an attorney, President and shareholder at Haynie Rake Repass & Kilmko, P.C., a law firm 24

Appendix 25

APPENDIX

Supplemental Information - Non-GAAP Financial Measures (unaudited)

Reconciliation of Adjusted Net Income, Adjusted Efficiency Ratio and Adjusted EPS--Quarterly Periods

($ in thousands except per share data)		For the Quarters Ended				
		June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net Interest Income - Reported	(a)	$ 78,909	$ 73,967	$ 75,254	$ 72,857	$ 69,500
Income recognized on acquired loans		(954)	(739)	(2,463)	(905)	(572)
Adjusted Net Interest Income	(b)	77,955	73,228	72,791	71,952	68,928
Provision Expense - Reported	(c)	2,730	2,695	1,897	1,873	2,472
Noninterest Income - Reported	(d)	10,133	9,455	13,579	12,130	10,995
Gain on sale of loans		—	—	—	(338)	(13)
(Gain) loss on sale of branch		—	—	(3,044)	127	—
(Gain) loss on sale of OREO and repossessed assets		(58)	(60)	(876)	—	26
(Loss) gain on sale of securities		10	224	(72)	—	(52)
Loss (gain) on sale of premises and equipment		89	8	6	21	(1)
Recoveries on charged off loans acquired		(336)	(287)	(65)	(994)	(123)
Adjusted Noninterest Income	(e)	9,838	9,340	9,528	10,946	10,832
Noninterest Expense - Reported	(f)	49,158	44,958	49,553	47,904	51,328
OREO impairment		—	(85)	(375)	(917)	(120)
IPO related stock grant		(11)	(125)	(128)	(128)	(127)
Acquisition expense		(4,296)	(974)	(6,509)	(3,013)	(7,278)
Adjusted Noninterest Expense	(g)	44,851	43,774	42,541	43,846	43,803
Income Tax Expense Reported [(1)]	(h)	$ 7,519	$ 6,805	$ 18,190	$ 11,696	$ 8,561
Adjusted Net Income [(2)]	(b) - (c) + (e) - (g) = (i)	$ 32,239	$ 29,231	$ 25,313	$ 24,829	$ 22,746
Average shares for basic EPS	(j)	29,065,426	28,320,792	27,933,201	27,797,779	27,782,584
Average shares for diluted EPS	(k)	29,157,817	28,426,145	28,041,371	27,901,579	27,887,485
Adjusted Basic EPS	(i) / (j)	$ 1.11	$ 1.03	$ 0.91	$ 0.89	$ 0.82
Adjusted Diluted EPS	(i) / (k)	1.11	1.03	0.90	0.89	0.82
EFFICIENCY RATIO						
Amortization of core deposit intangibles	(l)	$ 1,393	$ 1,331	$ 1,328	$ 1,409	$ 1,410
Reported Efficiency Ratio	(f - l) / (a + d)	53.64%	52.30%	54.29%	54.71%	62.01%
Adjusted Efficiency Ratio	(g - l) / (b + e)	49.50	51.40	50.06	51.19	53.15
PROFITABILITY						
Total Average Assets	(m)	$ 9,164,915	$ 8,675,596	$ 8,702,597	$ 8,726,847	$ 8,478,360
Return on Average Assets (annualized)	(a - c + d - f - h) / (m)	1.30%	1.35%	0.87%	1.07%	0.86%
Adjusted Return on Average Assets (annualized)	(i) / (m)	1.41	1.37	1.15	1.13	1.08

(1) Effective January 1, 2018, the TCJA reduced the corporate U.S. statutory tax rate from 35% to 21%. The quarter ended December 31, 2017, includes a $5,528 charge to remeasure deferred taxes as a result of the enactment of the tax reform.
(2) Assumes an actual effective tax rate of 19.8%, 19.0%, 33.2%, 33.2% and 32.1% for the quarters ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively. The quarter ended June 30, 2018 excludes $152 thousand of nondeductible acquisition expense and the quarter ended December 31, 2017 excludes the $5.528 charge to remeasure deferred taxes as noted above and $259 thousand of nondeductible tax expense.

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APPENDIX

Supplemental Information - Non-GAAP Financial Measures (unaudited)

Reconciliation of Adjusted Net Income, Adjusted Efficiency Ratio and Adjusted EPS--Annual Periods

($ in thousands except per share data)		For the Year Ended December 31, 2017	2016	2015
Net Interest Income - Reported	(a)	$ 265,478	$ 183,806	$ 154,098
Income recognized on acquired loans		(4,063)	(1,765)	(1,272)
Adjusted Net Interest Income	(b)	261,415	182,041	152,826
Provision Expense - Reported	(c)	8,265	9,440	9,231
Noninterest Income - Reported	(d)	41,287	19,555	16,128
Gain on sale of loans		(351)	—	(116)
(Gain) loss on sale of branch		(2,917)	43	—
Gain on sale of OREO/repossessed assets		(850)	(62)	(290)
Gain on sale of securities		(124)	(4)	(134)
Loss (gain) on sale of premises and equipment		21	(32)	358
Recoveries on charged off loans acquired		(1,182)	—	—
Adjusted Noninterest Income	(e)	35,884	19,500	15,946
Noninterest Expense - Reported	(f)	176,813	113,790	103,198
Senior leadership restructuring		—	(2,575)	—
OREO impairment		(1,412)	(106)	(35)
IPO related stock grant		(508)	(543)	(624)
Acquisition expense		(17,259)	(3,121)	(3,954)
Adjusted Noninterest Expense	(g)	157,634	107,445	98,585
Income Tax Expense Reported	(h)	$ 45,175	$ 26,591	$ 19,011
Adjusted Net Income[(1)]	(b) - (c) + (e) - (g) = (i)	$ 88,878	$ 56,563	$ 41,056
Average shares for basic EPS	(j)	25,636,292	18,501,663	17,321,513
Average shares for diluted EPS	(k)	25,742,362	18,588,309	17,406,108
Adjusted Basic EPS	(i) / (j)	$ 3.47	$ 3.06	$ 2.37
Adjusted Diluted EPS	(i) / (k)	3.45	3.04	2.36
EFFICIENCY RATIO				
Amortization of core deposit intangibles	(l)	$ 4,639	$ 1,964	$ 1,555
Reported Efficiency Ratio	(f - l) / (a + d)	56.13%	54.99%	59.71%
Adjusted Efficiency Ratio	(g - l) / (b + e)	51.46	52.34	57.49
PROFITABILITY				
Total Average Assets	(m)	$ 7,966,421	$ 5,469,542	$ 4,395,552
Return on Average Assets (annualized)	(a - c + d - f - h) / (m)	0.96%	0.98%	0.88%
Adjusted Return on Average Assets (annualized)	(i) / (m)	1.12	1.03	0.93

(1) Excludes $5,528 charge to remeasure deferred taxes as a result of the enactment of the TCJA and $259 thousand of one-time nondeductible tax expense and assumes the resulting normalized effective tax rate of 32.4% for the year ended December 31, 2017. Assumes actual effective tax rate of 33.2% and 32.6% for the years ended December 31, 2016, and 2015, respectively.

27

APPENDIX Supplemental Information - Non-GAAP Financial Measures (unaudited) Reconciliation of Tangible Common Equity to Tangible Assets ($ in thousands) As of and for the Quarter Ended June 30, 2018 March 31, 2018 December 31, 2017 December 31, 2016 December 31, 2015 Tangible Common Equity Total common stockholders' equity $ 1,538,269 $ 1,354,699 $ 1,336,018 $ 672,365 $ 603,371 Adjustments: Goodwill (721,578) (621,458) (621,458) (258,319) (258,643) Core deposit intangibles, net (48,052) (41,913) (43,244) (14,177) (16,357) Tangible Common Equity $ 768,639 $ 691,328 $ 671,316 $ 399,869 $ 328,371 Tangible Assets Total Assets $ 10,017,037 $ 8,811,014 $ 8,684,463 $ 5,852,801 $ 5,055,000 Adjustments: Goodwill (721,578) (621,458) (621,458) (258,319) (258,643) Core deposit intangibles (48,052) (41,913) (43,244) (14,177) (16,357) Tangible Assets $ 9,247,407 $ 8,147,643 $ 8,019,761 $ 5,580,305 $ 4,780,000 Tangible Common Equity To Tangible Assets 8.31% 8.49% 8.37% 7.17% 6.87% 28

Contact Information Corporate Headquarters Analysts/Investors: Independent Bank Group, Inc. Michelle Hickox 1600 Redbud Blvd Executive Vice President and Chief Financial Officer Suite 400 (972) 562-9004 McKinney, TX 75069 mhickox@ibtx.com Mark Haynie Executive Vice President and General Counsel (972) 562-9004 mhaynie@ibtx.com Media: 972-562-9004 Telephone Peggy Smolen 972-562-7734 Fax Senior Vice President, Marketing & Communications Director www.ibtx.com (972) 562-9004 psmolen@ibtx.com 29

About Us A Standard of Excellence Our unique brand of banking extends from the Gulf Coast of Texas to the Rocky Mountains. We are an $8 billion dollar community- centric institution providing a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professional organizations, community groups and entrepreneurs. We also offer a full line of personal financial products and services to make banking easy for busy families and individuals. Our Core Values Principled financial decisions ~ Building strong, healthy communities ~ Leading with a courageous heart Resilient Solutions ~ Thriving relationships The Bank provides capital and guidance to foster growth, bring new ideas to life, and energize local businesses. We accomplish these goals by funding projects such as medical facilities, warehouse space, and hospitality and education venues. By developing strong relationships and a deep understanding of your industry, our team offers a proactive approach to business banking. We continue to be named Best Bank within many of the communities we serve. Recently, Independent Bank was named a Community Bankers Cup winner for the fifth consecutive year; a Top 75 Producing Lender Nationwide; a Top 50 Performer by the Dallas Business Journal; and one of the Healthiest Employers in both North Texas and Central Texas. The Bank builds community on two fronts: by helping create economic development and by partnering within the community. It all begins by empowering our employees. We encourage our people to follow their passion and volunteer. And we back that up through formal giving programs. Our Mission To make an impact on the communities we serve through high-performance, purpose-driven banking. 30